Exhibit 99.1

NEWS RELEASE for December 16, 2016 at 6:00 AM ET

GENTHERM ANNOUNCES STEPS TO ENHANCE FINANCIAL FLEXIBILITY

Increases Borrowing Capacity by $100 Million; Approves Repurchase Program

NORTHVILLE, MI (December 16, 2016) . . . Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, today announced that it had entered into an amendment to its credit facility, effective December 15, 2016, to increase the aggregate principal amount available for borrowing under the Company’s revolving credit line from $250 million to $350 million.

“The increase in our borrowing capacity compliments our strong liquidity position and cash flow generation, providing us with the financial flexibility to pursue strategic growth opportunities,” said Dan Coker, President and CEO.

In addition, the Company announced today that its Board of Directors had authorized a stock repurchase program.  Under the three-year program, Gentherm may repurchase, from time to time, up to $100 million of the Company’s common stock in amounts and at prices as the Company deems appropriate, taking into account market conditions, applicable legal requirements, debt covenants and other considerations.

“The announcement of this stock repurchase program reflects the confidence we have in the future of our company.  This program also gives us the further flexibility to enhance shareholder value through opportunistic repurchases of our common stock,” said Coker.

The number of shares repurchased and the timing of the repurchases under the stock repurchase program will be determined by the Company’s management.  Repurchases may be made on the open market or in privately negotiated transactions.  Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under securities laws.  The authorization of this stock repurchase program does not require that the Company repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the Company’s Board of Directors at any time.

About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications.  Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices.  Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications.  The Company's advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation.  Gentherm has over ten thousand employees in facilities in the U.S., Germany,

Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.  For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to: that the Company may be unable to repurchase its shares of common stock at favorable prices or at all, due to market conditions, applicable legal requirements, debt covenants or other restrictions; compliance with covenants and other restrictions under the Company’s credit facility; the availability and terms of additional financings; and changes in global, national, regional and/or local economic conditions and geopolitical climates. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.